EXHIBIT 10.1

Assignment of Rights

Under Servicing Agreements

This Assignment (“Assignment”) is made and entered into as of April 26, 2010 by and among CLS Capital Group, LLC (“Assignor”) and CLS Capital Group, Inc. (“Assignee”).  Assignor and Assignee are hereinafter sometimes referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Assignor is a party to Servicing Agreements with respect to a portfolio of loans totaling $8,981,500,000 as detailed on Schedule A attached hereto and incorporated herein by this reference (“Loan Portfolio”), and

WHEREAS, the principals of Assignor have acquired a controlling interest in Assignee for the purpose of operating as a publicly-reporting company and have determined that it is in their best interests to assign Assignor’s rights under certain Servicing Agreements to Assignee, and

WHEREAS, Assignor’s principals will receive substantial benefit from the assignment of the Loan Portfolio to Assignee, which will facilitate the funding of future operations and permit expansion of the business of the principals through doing business as a publicly-reporting company and thereby open up new funding resources for the business.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Assignor and Assignee hereby agree as follows:

1.           Assignment.  Effective as of the date hereof, Assignor hereby assigns and transfers to Assignee, and Assignee hereby acquires from Assignor, all of Assignor’s contract rights with respect to the servicing of the Loan Portfolio detailed on Schedule A attached hereto.

2.           Further Actions.  Assignor covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the rights conveyed hereby to Assignee against all persons whomsoever, to take all steps reasonably necessary to establish the record of Assignee’s interest therein and, at the request of Assignee, to execute and deliver further instruments of transfer and assignment and take such other action as Assignee may reasonably request to more effectively transfer and assign to and vest in Assignee the interests intended to be conveyed hereby.

3.	Miscellaneous.

(a)     Entire Agreement.  This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

(b)     Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

(c)     Counterparts and Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature.

(d)     Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)     Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Ohio.  The Parties hereby consent to the exclusive jurisdiction of the courts of the State of Ohio located in Toledo, Ohio and the United States District Court for the Northern District of Ohio for all disputes arising under this Agreement.

(f)      Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time during the term of this Agreement prior to the termination of this Agreement.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver.  No waiver by any party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(g)     Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(h)     Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(i)      Remedies. Assignor shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision or term of this Agreement and to exercise all other rights existing in its favor.  In the event of any dispute under this Agreement, the prevailing party shall be entitled to recover its costs incurred in connection with the resolution thereof, including reasonable attorneys fees.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the date first written above.

ASSIGNOR:

CLS Capital Group, LLC

By:	/s/ Redell Vincent Napper II

Name: Redell Vincent Napper II

Title: Managing Member

ASSIGNEE:

CLS Capital Group, Inc.

By:	/s/ Reynaldo Uballe Jr.

Name: Reynaldo Uballe Jr.

Title: President

		SCHEDULE A
		ASSIGNED LOAN PORTFOLIO

COMPANY	PRINCIPAL	ADDRESS	AMOUNT
Asset Futures Corp.	Bruce Philp	360 Queen Street, Brisbane, Queenland 4000 Australia	$500,000,000.00
Ayr Hill Financial, LLC	Raphael Cassagnol	1320 Old Chain Bridge Road #130-110, McClean, VA 22101	$500,000,000.00
Baypointe Properties	Richard Muhne	10328 S 51st Court, Oaklawn, IL 60453	$500,000,000.00
B.B. Bagels, Inc.	Eric Berkowitz	2835 W Touby Ave., Chicago, IL 60645	$20,000,000.00
Pan-Euro Properties Group	Lord James Findlay of Lachaber	Pinehouse 21;Bramble Bank, Frimley Green, Surrey GU16-6PN	$500,000,000.00
Pueblo West Rentals, LLC	William C Hurst	6415 Prospero Road, Peyton, CO 80831	$500,000,000.00
Streeter Holdings, LLC	Paul Streeter	12400 Hwy 71 West Suite 350-404, Austin, TX 78738	$168,000,000.00
Chae Organics, Inc.	Linda Chae	PO Box 852, LaVeta, CO 81055	$250,000,000.00
CNJ Investments	Celeste Abbott	1011 Airport Rd., Aledo, TX 76008	$120,000,000.00
Core Impact Consulting	Michael Stay	13063 Country View Lane, Amissville, VA 20106	$50,000,000.00
Credit Coach	Andrew Reuland	3051 Progress Way, Kaukauna, WI 54130	$20,000,000.00
Dumas & Associates, LLC	Fredrick Dowdell	345 23rd St SW, Birmingham, AL 35211	$190,000,000.00
Eagles' Wings Holdings, LLC	Gerald Brown	579 S. Sandhill Rd. Suite F, Las Vegas, NB 89120	$200,000,000.00
Genevieve Financial Corp.	Marissa Silveria	Global Bank Tower, 50th Street, 23rd FL, Panama City Republic of Panama	$500,000,000.00
Global Development Group, Inc.	Jonathan Thause	2203 Avenue X, Brooklyn, NY 11235	$500,000,000.00
Honu Capital Group, LLC	Michael Cantrell	16333 Great Oaks Drive #206, Round Rock, TX 78681	$13,500,000.00
Import Car Parts of Colorado, Inc.	Robb Hagestad	9841 Airport Blvd. Suite 1424, Los Angeles, CA 90045	$200,000,000.00
In Check Technologies, Inc	Yuri Khazanov	3000 Dundee Rd, #207, Northbrook, IL 60062	$200,000,000.00
International Development Corp.	Lester B. Colodny	23 Inverness Way East, Suite 170, Englewood, CO 80112	$550,000,000.00
JD Investors GA, LLC	Nathan Duce	7053 Roselake Circle, Douglasville, GA 30134	$20,000,000.00
KB & N Enterprises, LLC	Toney Anaya	826 Gonzales Rd, Santa Fe, NM 87501	$55,000,000.00
KKJ Enterprises, LLC	Kellen Jones	2245 Aspen Wood Loop, Lehi, UT 84043	$20,000,000.00
K-Pro Marketing Group, Inc.	Jason Schreifels	8053 Sterling Dr. Suite 101 St. Joseph, MN 56374	$20,000,000.00
Lake Shore Development, LLC	Roman Veksler	30 E. 20th St. Suite 305, New York, NY 10003	$500,000,000.00
Tom Alexander Christensen	Tom Alexander Christensen	Jernbanegata 7b, 3916, Porsgrunn	$250,000,000.00
Moore Holdings Group, LLC	Gregory C. Moore	P.O. Box 1023, Newburg, IN 47269	$100,000,000.00
Neeley-Wayne Asset Management, LLC	Adam Lamar Wayne	435 Monahan Dr., Desoto, TX 75115	$15,000,000.00
Prosperity Management II, LLC	Rajesh Patel	1000 S. Euclid, Bay City, MI 48706	$200,000,000.00
Peace Investments, Inc.	Bruce Wring	5525 Riverdale Rd., Memphis, TN 38141	$500,000,000.00
Radix Properties, Inc.	Vanjuan Vladimirov	1140 Brianna, Lancaster, CA 93535	$100,000,000.00
Riverwalk Partners, LLC	R. J. Braught	2400 Miles Road, SW # 1000, Albuquerque, NM 87106	$304,000,000.00
Safe Harbor Financial Group, Inc.	Travis Winnett	214 Neosho Blvd., Suite B, Neosho, MO 64850	$500,000,000.00
Shamrock Holdings, LLC	Paul Connolly	6615 W. Boynton Beach Blvd. #330, Boynton Beach, FL 33437	$40,000,000.00
Smart Chip Technologies	Miodrag Miki Radivojsa	330 East Warm Springs Rd., Las Vegas, NV 98119	$20,000,000.00
Stonelock Media Group, Inc.	Beni Atoori	20969 Ventura Blvd. Suite 219, Wooland Hills, CA 91364	$85,000,000.00
Southport Enterprises, LLC	Jordan Brock	921 Renita Way, Moore, OH 73160	$100,000,000.00
Spectra Records, LLC	Bobby Stagg	209 Runnymede Lane, Summerville, SC 29485	$48,000,000.00
Spectro Properties, LLC	Maxim Fields	9668 Milliken Ave Bldg. 103-340, Rancho Cucamonga, CA 91730	$125,000,000.00
TEOK Inc.	Terry Holbrook	5724 Sam Houston Circle, Austin, TX 78731	$69,000,000.00
Tree House Investments, LLC	Steven L. Adams	3101 Welton Cliff Dr., Cedar Park, TX 78613	$179,000,000.00
Yury Beydermand	Yury Beyderman	4001 Bordeaux, Northbrook, IL 60062	$200,000,000.00
National Apartment Investors	Marty Cleckler	1504 Main Street, Lubbock, TX 79401	$50,000,000.00
		Total	$8,981,500,000.00